As filed with the Securities and Exchange Commission on
                               March 23, 2004


                   Registration Commission File No.333-108902


                       SECURITIES AND EXCHANGE COMMISSION

                    =========================================

                          AMENDMENT NO. 1 TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    =========================================

                             3DLP INTERNATIONAL INC.
              (Exact Name of Small Business Issuer in its Charter)

       NEW JERSEY                    3674                    22-3720628
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                             Classification Code)

                                 7627-83 AVENUE
                       EDMONTON, ALBERTA, CANADA, T6C 1A2
                                 (780) 722-1104
                                 (780) 465-1215
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                             3DLP INTERNATIONAL INC
                                 7627-83 AVENUE
                       EDMONTON, ALBERTA, CANADA, T6C 1A2
                                 (780) 722-1104
                                 (780) 465-1215

            (Name, Address and Telephone Number of Agent for Service)
                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                              FREEHOLD, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of
securities to be                                 Proposed Maximum            Amount of
Registered            Amount to be Registered    Aggregate Offering Price    Registration fee
----------            -----------------------    ------------------------    ----------------
Common Stock of
par value $0.001
per share                   1,574,000                  $78,700                   $6.32

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to 3DLP International Inc shareholders based on the consolidated private placement offering. Selling security holders will sell their shares at a fixed price of $.05 until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH   , 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             3DLP INTERNATIONAL INC
                        1,574,000 SHARES OF COMMON STOCK

Our selling stockholders are offering to sell 1,574,000 shares of our common stock. Currently, our common stock is not trading on any public market. Although there is no established public trading market for our securities we intend to seek a market maker to apply for a quotation on the OTC Electronic Bulletin Board once this registration statement is deemed effective. The 1,574,000 shares of our common stock can be sold by selling security holders at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

WE WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF THE SHARES OF THE SELLING SECURITY HOLDERS PURSUANT TO THIS PROSPECTUS.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                The date of this prospectus is March 23, 2004

                                TABLE OF CONTENTS



ABOUT OUR COMPANY                                                      1
HOW OUR COMPANY IS ORGANIZED                                           1
WHERE YOU CAN FIND US                                                  3
SUMMARY FINANCIAL DATA                                                 3
RISK FACTORS                                                           3
SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS               6
USE OF PROCEEDS                                                        7
PENNY STOCK CONSIDERATIONS                                             7
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION              7
BUSINESS                                                               10
DESCRIPTION OF PROPERTY                                                13
MANAGEMENT                                                             13
PRINCIPAL STOCKHOLDERS                                                 18
SELLING STOCKHOLDERS                                                   19
PLAN OF DISTRIBUTION                                                   20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                         21
DESCRIPTION OF SECURITIES                                              21
INDEMNIFICATION OF DIRECTORS AND OFFICERS                              22
WHERE YOU CAN FIND MORE INFORMATION                                    23
TRANSFER AGENT                                                         23
LEGAL MATTERS                                                          23
EXPERTS                                                                24
INDEX TO FINANCIAL STATEMENTS                                          f-1





Until cleared, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Dealers should deliver the prospectus for 90 days after the first date upon which the security was offered to the public.

                                ABOUT OUR COMPANY

Please note that throughout this prospectus, the words "we", "our", "us" or "3DLP" refers to 3DLP International Inc. and not to the selling security holders.

We are an early stage technology development company that produces technology for viewing three-dimensional ("3D") images. We have completed a prototype of an electronic device ("3D Adapter") that connects to a Sony Playstation, and enables some Sony Playstation II video games to be viewed in 3D. We purchased the 3D Adapter technology on March 23, 2004 from its inventor Mr. Ken Tetterington, our President and a Director. This 3D Adapter is designed to be a consumer product for the Sony Playstation 3 video game system. The 3D Adapter enhances the video game users experience by showing depth and distance while playing certain video games. The user wears Liquid Crystal 3D glasses in conjunction with our 3D Adapter to see video games on their television in 3D. We are currently preparing for manufacturing and production of the 3D Adapter.

We are also currently developing a three-dimensional video monitor ("LP") that uses laser beams to draw images inside a clear glass cube tank. This technology is currently at a prototype stage. As opposed to other products currently out on the market that display 3D modeling files on computer monitors through software programs or that require specialized eyewear to view the 3D image, the LP technology would allow the user to view the 3D image without the use of any specialized eyewear.

We purchased our LP technology assets in a non-arms length transaction from Mr. Ken Tetterington and Mr. Schipperheijn. These assets included two patent applications for filing in the United States, a business plan, an Internet domain www.3dlp.com, and an unfinished constructed prototype. The combined assets entail our LP technology. Mr. Tetterington and Mr. Schipperheijn began to work on an enhanced and commercialize-able LP technology in December of 2001. They have since resolved many technical problems associated with the technology and have constructed a semi-working prototype. Our granted patent applications would protect the advances made to the technology's display, drawing speed, image size, and window size. However, the LP technology requires further refining in order to become commercially acceptable.

                          HOW OUR COMPANY IS ORGANIZED

We were incorporated in the State of New Jersey on April 6th, 2000 under the name "Segway VI Corp." Segway VI Corp. was formed as a shell company to be purchased by a foreign or domestic private company to become a reporting company. Prior to acquiring the assets of our subsidiary, Segway VI did not have any operating activities or income.

On August 5, 2003, Mr. Tetterington and Mr. Schipperheijn executed the purchase of 4,997,000 common shares of Segway VI Corp., out of the 5,000,000 then outstanding, from the previous owners, Mr. McKay, Mr. Anslow and Mr. Jaclin.

On August 13th, 2003, we filed Articles of Amendment with the State of New Jersey changing our name to 3DLP International Inc.

Selectrics Corporation ("Selectrics"), our wholly owned subsidiary was incorporated in the State of Delaware on June 24th, 2003. Prior to its corporate formation, Selectrics did not have any business or operating income.

Unless stated otherwise herein after, the terms "3DLP", "We", "Selectrics", "Company" or "Corporation" refer to the consolidated business interests of the combined entities.

On July 1, 2003 Selectrics authorized and issued 1,250,000 shares of its common stock at $0.01 per share.

On July 7th, 2003, Selectrics purchased the technology assets from Mr. Ken Tetterington and Mr. Schipperheijn for the sum of 10,000,000 shares of its common stock plus patent costs.

Between August 7, 2003 and August 21, 2003 Selectrics authorized and issued 121,000 common shares in a private placement valued at $0.05 per share.

On August 15, 2003, we entered into an agreement to purchase the outstanding shares of Selectrics and closed the transaction on August 27, 2003. As such, the corporate consolidation has resulted in Selectrics becoming a wholly owned subsidiary of 3DLP International Inc. The following diagram represents the entities after the consolidation:

                             3DLP International Inc
                                    (Parent)

                             Selectrics Corporation
                                (100% Subsidiary)

                              WHERE YOU CAN FIND US

Our corporate offices are located at 7627-83 Avenue, Edmonton, Alberta, Canada, T6C 1A2. Our corporate staff consists of four officers and three members of our Board of Directors. Our telephone number is (780) 722-1104. Our fax number is
(780) 465-1215. We have an Internet presence located at www.3dlp.com. Our email for contact is info@3dlp.com.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

The following summary financial data should be read in conjunction with Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data and the balance sheet date for the periods ending from December 31, 2002 and December 31, 2003 are derived from 3DLP's consolidated audited Financial Statements. The operating results for the period ended December 31, 2003 are not necessarily indicative of the results to be expected for the full year or for any future period.




                                   Twelve Months Ended        Twelve Months Ended
                                     December 31, 2003          December 31, 2002

Statement of Expenses Data:
Revenue                                            0                $         0
Net Losses                              $   (153,520)               $      (612)
Research and Development                $    108,452                $         0
General and administrative              $     44,746                $       612

                                               As of                     As of
                                     December 31, 2004         December 31, 2002
Balance Sheet Data:
Cash                                    $        741                $        11
Receivables                             $      6,961                $         0
Employee Advances                       $      1,837                $         0
Property and Equipment                  $        195                $         0
Total Assets                            $      9,734                $         0

Accounts Payable                        $     15,000                $         0

Stockholders Equity(deficit)            $    153,520                $     1,250

                                  RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to 3DLP International Inc and not to the selling stockholders.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of completing and profiting from our LP technology. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future.

Therefore, you may be investing in a company that will not have the funds necessary to commence operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain research and development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE, THAT COULD CAUSE US TO CEASE OPERATIONS.

We were incorporated in April 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $153,198. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     -    Our ability to profit from our technology
     -    Our ability to generate revenues
     -    Our ability to raise the capital necessary to continue.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and development of our technology. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

ALTHOUGH WE HAVE A COMPLETED PROTOTYPE OF THE 3D ADAPTER, WE DO NOT HAVE ADEQUATE FUNDING TO COMMENCE MANUFACTURING AND MARKETING OF THE PRODUCT, WHICH COULD CAUSE US TO CEASE OPERATIONS.

We require funding to create injection molds, to secure parts, and to create components and packaging. Failure to have adequate funds could prevent us from bringing the 3D Adapter technology into production. Failure to bring this product into production could prevent us from profiting from this technology. We require additional funding to market and create a demand for our 3D Adapter. Failure to acquire this funding could cause us to cease operations.

WE DO NOT HAVE A COMPLETED LP PROTOTYPE AND WE CANNOT GUARANTEE WE WILL BE ABLE TO COMPLETE THE LP PROTOTYPE; IF WE DO COMPLETE OUR LP PROTOTYPE, THERE CAN BE NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE AND WE MAY HAVE TO CEASE OPERATIONS.

We have not completed our prototype and we cannot assure our investors that we will be able to complete the prototype. Even if we are successful in completing our, prototype since our applications for patent protection are pending we have no guarantee that we will be the only company with this technology. There is also no assurance that, even if we successfully complete the prototype and receive patent protection, we will become profitable in our production.

OUR PATENT APPLICATIONS FOR OUR TECHNOLOGY ARE PENDING AND THERE IS NO ASSURANCE THAT THESE APPLICATIONS WILL BE GRANTED. FAILURE TO OBTAIN THE PATENTS FOR OUR APPLICATIONS COULD PREVENT US FROM SECURING ROYALTY PAYMENTS.

To date our patent applications have not been granted. We cannot guarantee that these patents will be granted nor can we guarantee that other companies have not filed for patent protection for this technology before us. Even if we are granted patent protection for our technology, we cannot guarantee that we will be in a position to enforce our patent rights. Failure to be granted patent protection for our technology could result in greater competition or in limited royalty payments. This could result in inadequate revenue and cause us to cease operations.

WE CANNOT GUARANTEE THAT PARTS WILL BE AVAILABLE FOR OUR PROTOTYPE. CRITICAL SUPPLIES OF SPECIFIC COMPONENTS NECESSARY TO COMPLETE THE DEVELOPMENT AND MANUFACTURING OF OUR PRODUCTS MAY NOT BE AVAILABLE, CAUSING US TO DELAY OR SUSPEND OPERATIONS.

The costs of production of this prototype may not be in line with what the market can pay, therefore preventing us from profiting from this technology. If critical parts, such as electronic components, are not available or cost too much for us to pay then we may not be able to fully develop this technology. We have not attempted to locate or negotiate with any suppliers of products, equipment, or materials. Our failure to purchase these parts and develop the technology may cause us cease growing and possible to cease operations.

KEN TETTERINGTON'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Ken Tetterington beneficially owns approximately 57.00% of our common stock. Accordingly, for as long as Mr. Tetterington continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALERS NETWORK; THEREFORE, OUR INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

There is no established public trading market for our securities. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your common shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his investment.

LOSS OF OUR KEY MANAGEMENT STAFF OR KEY CONSULTANTS MAY MAKE US UNABLE TO PRODUCE OUR PROTOTYPE. FAILURE TO PRODUCE A PROTOTYPE COULD CAUSE US TO CEASE OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of key management staff. The loss of services of Ken Tetterington or any other key staff or consultants could have a material adverse effect on our business, financial condition or results of operation.

WE WILL REQUIRE ADDITIONAL MANAGEMENT PERSONNEL WITH EXPERTISE IN DEVELOPMENT, SALES AND PRODUCTION IN ORDER TO ACHIEVE OUR BUSINESS OBJECTIVES. FAILURE TO LOCATE SKILLED EXPERTS IN ANY KEY ASPECT OF OUR BUSINESS COULD RESULT IN A LOSS OF REVENUES OR A CESSATION OF OUR OPERATIONS.

We will require additional management, middle management and technical personnel who have previous expertise in technology development, sales and production in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the technology industry. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected, to the extent that inadequate revenues may result in our ceasing operations.

OUR OFFICERS HAVE A CONFLICT OF INTEREST IN THAT THEY ARE OFFICERS AND DIRECTORS OF OTHER COMPANIES. THIS MAY, AT TIMES, PREVENT THEM FROM DEVOTING THEIR FULL-TIME TO OUR COMPANY WHICH MAY ADVERSELY AFFECT OUR OPERATIONS.

Our Chief Financial Officer and Directors have a conflict of interest in that they are officers and directors of other companies. This could prevent them from devoting full-time to our operations. This may slow our operations and may reduce our financial results because of the slow down in operations.

OUR OFFICERS AND DIRECTORS, OTHER THAN OUR CHIEF EXECUTIVE OFFICER, DEVOTE LESS THAN FULL-TIME TO OUR BUSINESS. IF THEY DO NOT DEVOTE ENOUGH TIME TO OUR BUSINESS, WE MAY NOT BE ABLE TO START OR CONTINUE OPERATIONS.

Our key officers and directors, other than Mr. Tetterington, currently only devote less than one hour per week to our business. If we cannot acquire the needed work to our business, we will not be able to start up operations, or continue operations once they are functional.

OUR TECHNOLOGY DOES NOT HAVE A READY MARKET. FAILURE TO CREATE A MARKET FOR OUR PRODUCT COULD RESULT IN US CEASING OPERATIONS.

Even in we are successful in producing a completed working version of our LP technology, it does not have a market with which to sell it to. If we are unable to create a market for our products we will not be able to profit from the LP technology, and we could be forced to cease operations.

RAPID EXPANSION OF PRODUCT SALES CAN CAUSE US TO GO OUT OF BUSINESS.

Payments for product manufacturing are generally done before our product can be manufactured. This is due to electronic parts procurement, molding costs, up-front tooling fees and related manufacturing expenses relating to the manufacturing of our product. A rapid expansion of sales of our products can create a significant time between outlaying costs for this manufacturing, and the payment for sold products that can cause serious cash flow problems that could lead to bankruptcy.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are forward-looking statements". These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, activity levels, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

We were incorporated in the State of New Jersey on April 6th, 2000 under the name "Segway VI Corp." Prior to our reorganization, Segway VI Corp. was formed to provide a method for a foreign or domestic private company to become a reporting company. On August 5, 2003, Mr. Tetterington and Mr. Schipperheijn bought 4,997,000 of the 5,000,000 outstanding shares of Segway VI Corp. from the previous owners, Mr. McKay, Mr. Anslow, and Mr. Jaclin. On August 13th, 2003, we filed a Certificate of Amendment with the State of New Jersey changing our name to "3DLP International Inc".

Selectrics Corporation ("Selectrics") was incorporated in the State of Delaware on June 24, 2003. Prior to incorporation, Selectrics did not have any business or operating income. On August 15, 2003, we entered into an agreement to purchase the outstanding shares of Selectrics Corporation and closed the transaction on August 27, 2003. As such, the corporate consolidation has resulted in Selectrics Corporation becoming our wholly owned subsidiary.Unless stated otherwise herein after, the terms "3DLP", "We", "Selectrics", "Company" or "Corporation" refer to the consolidated business interests of the combined entities.

Technology Purchases and Agreements

On July 7th, 2003, Selectrics Corporation purchased the LP technology assets from Mr. Ken Tetterington and Mr. Schipperheijn for 10,000,000 shares of its common Stock.

On March 23, 2004, we entered into an agreement with Ken Tetterington to purchase the 3D Adapter technology. This agreement gives us the rights to own, market and distribute the 3D Adapter technology. We are going to hire an independent consultant to determine the value of the technology and to pay Mr. Tetterington a sum of 50% of the cash value and a royalty based on gross sales of 5% until the combined cash payment and accumulated royalty of the to be determined value of the technology has been paid. An initial cash payment is payable for $50,000 as of the signing date.

Selectrics Corporation entered into an agreement with Weston Capital to assist it in securing relationships with a transfer agent, a securities law firm and to assist us with the development of our corporate structures.

History of Technology

Mr. Tetterington has disclosed to o us that he began researching methods to create a 3 dimensional display system in 1996. He estimates that he has spent approximately 480 hours each year between 1996 and 2002, working on research of various techniques. In 2002, Mr. Francisco Schipperheijn began assisting Mr. Tetterington with research; and, in 2003, Mr. Tetterington and Mr. Francisco Schipperheijn began working on a prototype from that research.

Mr. Tetterington also disclosed to us that approximately $14,500 was spent on the development of the present prototype in 2002 and 2003, prior to the consolidation. This cost includes the creation of various hardware parts, modules, costs of outside consulting assistance and the costs associated with trial and error of methods that did not work initially.

The issuance of 10,000,000 common shares issued to Mr. Schipperheijn and Mr. Tetterington for the technology reflects the hours worked on research, patent values and the direct costs of the current prototype now in our possession.

Mr. Tetterington researched, developed and completed the 3D Adapter technology independent of 3DLp between the months of May 2003 and September 2003. The 3D Adapter is in a completed and working state.

Business Structure

We have shareholders that elect Directors at annual general meetings and Directors who are charged with executive appointments. We do not have an independent Audit Committee at this time and have three Directors that are directly involved in the operations and activities of the Company.

Our Business

Our business is involved in 3D technology development and the distribution of these technology products. We presently have two technologies, one is a 3D Adapter that connects to a Sony Playstation II video game system, and the other is an early stage prototype of a laser display monitor.

Costs associated with the purchase of the technology assets from Mr. Schipperheijn and Mr. Tetterington are listed as $100,000 for the assets and $3,332 for patent costs. The general expenses incurred were primarily due to various consulting, managerial and professional services in connection with the development of a business plan, and the corporate formation. The technology acquisition costs of our assets were 10,000,000 Common shares and patent filing fees of $3,332. Specifically, $100,000 of the start up costs was the value of the issuance of a total of 6,000,000 shares issued to Mr. Tetterington and 4,000,000 shares issued to Mr. Schipperheijn for the purchase of the technology assets. Additional expenses were $44,746 for general administrative expenses, which included $3,000 for consulting fees, $2,500 for accounting fees, $7,000 in officer and director expense account fees and $12,500 in legal fees. Fees were incurred in the initial development of our company as well as the fees to prepare our audited financial statements and this registration statement.

Plan of Operation

Laser Projection Technology:

The LP technology is an early stage prototype that is used for the display of 3D images such as those generated by computer assisted modeling (Cad) software programs and 3D digital image capture systems such as LADAR and MRI. While current 3D technologies create a 3D illusion based on perception of two distinct left-right images, the LP technology would create a single image that can be viewed inside a clear glass tank. The difference between the LP technology compared to current 3D technologies is that the displayed image is scaled and measurable while the current stereoscopic 3D techniques are presented to the viewer as a 3D illusion without a means to accurately visualize relative distances.

Manufacturing costs of the 3D Adapter technology are expected as follows:

          $9,000 for over-molding and tooling charges for electronic enclosure; $3,200 for packaging design and artwork; $500 for PCB board tooling and set up charges.

Anticipated manufacturing costs per unit produced are dependant upon volumes and are outlined as follows:

          $48.25 each for volumes of 100 complete consumer packages; $34.85 each for volumes of 500 complete consumer packages; $18.20 each for volumes of 1000 complete consumer packages; $13.55 each for volumes of 5000 complete consumer packages; $9.75 each for volumes of 50,000 complete consumer packages;

The LP technology development will take one year to complete, once 3DLp is funded. Development milestones are as follows:

          4 months to complete the laser mirror drive mechanisms;
          2 months to complete the pressure pump balance systems;
          1 month to refine the required laser frequencies;
          7 months to create the electronics and software control systems.

Costs for completion of the prototype are expected as follows:

          $32,000 for prototyping and drafting services for the mirror drive mechanisms and pressure pump balance systems;
          $11,500 for electronic prototyping and software control systems; $12,500 for compliance engineering and consulting related to pre-release testing of the completed prototype.

Another key milestone is the granting of our patents that are currently pending that relate to the mechanisms that are used to control and draw the image inside the tank.

Generally, the basis of the technology is that two distinct laser beams are used to draw an image inside a clear glass tank. Where the two laser beams cross, inside the tank a small point of light is perceived. The two laser beams must be moved rapidly to maintain a perceived image. 3D data from pre-captured sources is used to display the image inside the glass tank.

The LP technology consists of several modules, including:

         The stand that holds the glass tank is completed. The heating system is installed and in working order. The glass tank is constructed along with the laser power supplies.

We are currently working on a pressure balance system. The final prototype may require additional refinements to meet industry standards.

3D Adapter Technology:

The 3D Adapter connects to a Sony Playstation II and allows video game players to play certain video games in 3D. The 3D Adapter plugs into the Sony console and a user wears Liquid Crystal Display (LCD) glasses to play and see their game in 3D.

We have a completed and working prototype at this time. Manufacturing channels and a product marketing campaigns have not yet been established but it is our general consensus that the 3D Adapter is a product that is applicable to stores that sell Sony Playstations and its adapters. Licensing rights from Sony have not been established nor is it known if they are required at this time.

Additional Products

3DLp may develop or purchase additional related products however no arrangements have been made or are contemplated at this time.

Capital Requirements

We will need to seek additional capital to complete our LP technology and enter into a manufacturing stage for our 3D Adapter technology.

Capital may be raised from the sale of our common stock, loans from investors, shareholders, management or joint venture partners.

Capital Resources and Liquidity

As of March 23, 2004, we had approximately $10,250 in cash that was loaned to us as a shareholders loan. All shareholders loans are from Directors and are unsecured without set terms of repayment.

As of December 31, 2003, we had receivables due from Selectrics Corporation (Of Canada) which is a wholly owned company of our Director, Mr. Tetterington, in the amount of $6,961. We had commitments of $3,500 in patent fees and $12,500 due for regulatory filings of this application and accumulated shareholders loans in the amount of $26,751. We will be required to rely on funding on a best efforts basis from share issuances, additional shareholders loans or advanced fees from product sales.

Once funding has been achieved, the general and administrative expenses are expected to average $28,500 per month for the following 12 months. We have no plans to pay salaries to our officers or employees until such time as we have received funding via share issuances, shareholders loans or product sales. We are not paying rent for our offices.

                             BUSINESS - OUR COMPANY

Organization

We were organized as Segway VI Corp., a New Jersey corporation, in April 2000 for the purpose of providing a method for a foreign or domestic private company to become a reporting company. On August 5, 2003, Mr. Tetterington and Mr. Schipperheijn purchased 4,997,000 common shares of Segway VI Corp, out of the 5,000,000 then outstanding from the prior owners, Mr. McKay, Mr. Anslow and Mr. Jaclin.

The change in control was executed on August 5, 2003 for total consideration of $9,994.00, when the following purchases of shares were made:

     o Mr. Tetterington purchased a total of 3,331,00 shares with a transaction value as stated as $6,662.67 ($0.002 per share)
     o    2,499,000 shares from Kent McKay
     o    499,000 shares from Gregg Jaclin
     o    333,000 shares from Richard Anslow
     o Mr. Schipperheijn purchased 1,666,000 shares with a transaction value as stated as $3,331.00 ($0.002 per share)
     o    1,666,000 shares from Richard Anslow

Prior to this purchase, Mr. Richard Anslow was the sole officer and director, acting as President, Secretary and Director with an 80% ownership interest in the company; and Mr. Gregg Jaclin acted as a promoter. Prior to our acquisition of Selectrics, Segway VI Corp. did not have any operations or operating income. Our wholly owned subsidiary, Selectrics Corporation was formed on June 24th, 2003. In July 2003 Selectrics entered into an agreement to purchase the LP technology and related patent applications from Mr. Tetterington and Mr. Schipperheijn. We changed our name to 3DLP International Inc. on August 13, 2003 by filing Articles of Amendment with the State of New Jersey. On August 15, 2003 Selectrics Corp. entered into an agreement with us to become our wholly owned subsidiary.

Our Business

We are engaged in the research, development and distribution of technologies. Our current technology assets include a 3D Adapter for the Sony Playstation II and an incomplete 3D Laser projection system to display 3D images. Our first acquisition was the LP technology prototype and related technology from Mr. Tetterington and Mr. Schipperheijn. Our second acquisition is a completed prototype of our 3D adapter technology for the Sony Playstation II.

As part of the Photonics industry, we initially plan to market our 3D laser projection system to industrial organizations within the United States. We will target multiple industries where our technology is applicable, such as the military, homeland security, manufacturing, medical, and prototype industries. Our 3D Adapter is a photonics display technology that we plan on marketing in the video game industry to consumers as an enhancement to existing video game technology.

We plan on marketing and distributing our products through the use of the Internet, magazine ads and spot promotions. We intend to solicit a sales force to assist in entrenching our technology into the marketplace or to find a partner that has compatible marketing abilities. For our 3D Adapter technology, we intend to use a traditional brick and mortar retail store distribution.

We will depend on a few major customers for the distribution of our LP technology; however, our 3D Adapter product will be distributed to a much larger customer base, consisting of consumers who currently own a Sony Playstation II.

Technology Purchase Agreement

We purchased the Laser Projection technology project, the related patent applications, semi-working prototypes, Internet domain name - 3dlp.com and the past research from Mr. Ken Tetterington and Mr. Schipperheijn for 10,000,000 Common Shares. Based on our August 2003 private placement of $0.01 per share the value of the non-arms length technology acquisition would have had a value of $100,000. Mr. Tetterington is a member of our Board of Director and our President. Mr. Schipperheijn is also a member of our Board of Directors.

On March 23, 2004, 3DLP entered into an agreement with Mr. Tetterington to purchase the 3D Adapter technology. This agreement gives 3DLP the rights to own, market, and distribute the 3D Adapter technology. 3DLP is to hire an independent consultant to determine the value of the technology and to pay Mr. Tetterington a sum of 50% of the cash value and a royalty based on gross sales of 5% until the combined cash payment and accumulated royalty of the to be determined value of the technology has been paid. An initial cash payment is payable for $50,000 as of the signing date.

LP Technology Status

The soft technology assets consist of two patent applications. The hardware prototype technology consists of a freestanding display that includes laser diode systems, laser power supplies, heating chamber, pump equalization system and a clear viewing volumetric display. The prototype is a work in progress with several features implemented and several additional features still to be implemented.

Specific details of the key aspects of the technology cannot be disclosed due to our patent filings. However implemented, and to be implemented features, that are common with public known teachings are hereby discussed.

The prototype is being designed to display a 3 dimensional image without the use of special eyewear and of which can be viewed with 360 degrees of viewing. This type of technology is called a 3D volumetric display. Laser beams are used to scan inside a clear glass tank and draw a 3D image inside.

Our patent applications are applicable to methods that rapidly draw the image inside the glass tank.

3D Adapter Status

Our 3D Adapter prototype is in a completed state. We are currently evaluating various methods to manufacture and distribute this technology to consumers.

Patent Status

We have the rights to two patent applications, one is pending and the other is Prepared buy not yet filed. In order to maintain our technology patent applications in good standing, we are required to file maintenance fees and updates to our provisional filed patent application on the anniversary date of the first year and subsequent fees. We have enlisted the law firm of Bennet-Jones (of Edmonton) to assist in patent filings.

Our first patent application was filed with the United States Patent and Trademark Office on September 8, 2003. It was previously filed as a provisional patent. Our second patent application has been prepared and reviewed by our patent attorneys but not filed.

Our current laser projection techniques, on which are patents are based, were formulated on the physics principals of patent #4,881,068 filed on March 8, 1988 by Mr. Eric Korevaar. Although Mr. Korevaar constructed a working prototype and was granted a patent based on his work, his prototype had limitations. The Korevaar patent subsequently lapsed due to missed maintenance fees. Although the techniques used in our prototype use the same physics principals to display images, our patent applications are applicable to solving the limitations that the Korevaar patent did not address. Our patents are applicable to the solutions for displaying drawing speed, image size and window size.

Competition

We are involved in the industrial display industry and our products directly compete with virtual reality head mounted display systems and computer 3D systems. We are not aware of any commercialized laser projection technologies that are similar to our products. There are combinations of advanced LADAR, CCD cameras, range finders, radar, MRI, and X-ray in use today that do capture accurate 3D data sets. However, we are not aware of any other accurate 360-degree visual display technology medium that is currently available.

Stereoscopic display technologies do exist. These stereoscopic systems display a left view to the users left eye, while at the same time displaying a right view to a viewer's right eye. This causes the viewer to perceive a three dimensional image. Some stereoscopic display products currently available are:

o Stereographics Corporation has a 3D LCD shutter glass system. Their system is used by industrial computer work-stations primarily involved in medical research.
o Vrex Corporation also has a competitive LCD 3D product called VRSURFER that has a built in support for the television.
o Woboo has a competitive LCD 3D product for use with a computer monitor and television system.

However, these systems only give the effect of displaying a third dimension to the viewer. The data cannot be reviewed in an x, y, z, altitude, longitude or latitude format by a viewer.

Consulting Agreements

On June 20, 2003, our subsidiary Selectrics entered into a consulting agreement with Weston Capital Partners Ltd. whereby Weston Capital Partners Ltd. will assist, consult and advise the Subsidiary for a term of six months on every part of the process in getting the Subsidiary listed on the OTC.BB exchange. Consideration for these services is a monthly fee of $1,000 per month for six months beginning June 15, 2003. Such agreement is renewable for an additional six-month period.

                                    OFFICES

Our corporate offices are located at 7627-83 Avenue, Edmonton, Alberta, Canada, T6C 1A2. Our telephone number is (780) 722-1104.

                                    EMPLOYEES

We currently have one employee. We have four members of our management team as well as three members of our Board of Directors. At this time, Mr. Tetterington is the only employee that works full-time for us. All other employees currently devote less than one hour per week until such time as we are funded with adequate revenues. Once funded, we expect Mr. Liu and Mr. Tetterington to work full-time, and Mr. Vertoprakhov and Mr. Vallila to devote approximately five hours each to our business.

                             DESCRIPTION OF PROPERTY

We currently use approximately 500 square feet of office space and lab area at 7627-83 Avenue, Edmonton, Alberta, Canada, T6C 1A2. We intend to lease or build a larger facility either in Canada or the United States once our prototype has been completed and adequate funding has been achieved. Ken Tetterington, our President is contributing the office space and lab areas at no cost to us.

                                LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

OFFICER/DIRECTOR
NAME                          AGE       POSITION                       DATE JOINED THE COMPANY
----                          ---       --------                       -----------------------
Ken Tetterington              43        CEO / President / Secretary    8/15/2003
                                        Treasurer / Director

Mr. Nan Liu 39 Chief Electronics Engineer 8/15/2003 Francisco Schipperheijn 41 Director 8/15/2003 Mr. Victor Vertoprakhov 45 Chief Science Officer 8/15/2003 Martti Vallila 54 CFO / Director 8/15/2003

Mr. Ken Tetterington

Mr. Ken Tetterington is our founder, Chief Executive Officer, President, Secretary, Treasurer and Director. Since February 2001, Mr. Tetterington has been President and the sole Director of Selectrics Corporation (of Canada) where he initiated research and development on our laser projection technology. He has had several patents granted in the field of 3D viewing systems.

From 1998 to 2001, Mr. Tetterington was the founder and a Director of Tetratel Inc (CDNX: TIN). He served Tetratel and its shareholders as a Director and an Officer in a variety of positions including CEO, President and prior to his leaving that company in September 2001, as the Chief Technical Officer. Tetratel was a developer and distributor of 3D products including patented hardware technologies and software products. Mr. Tetterington left Tetratel Inc to manage, research and develop our Company's LP technology. He has experience to manage all aspects of our technology developments, patents, manufacturing, and product development.

Mr. Tetterington has filed for 7 patents in the field of 3D technologies and been granted 4 patents to date. He is well respected in the industry pursuant to his technology advancements and innovative solutions to 3D industry problems. He is the inventor of patent number United States Patent Application 20010043265, and a corresponding Canadian patent has also been granted. Mr. Tetterington is also a co-patent inventor with Mr. Nan Liu of United States Current Class 348/51 and 348/53; as well as of several pending patent applications International Class H04N 013/04, H04N 015/00, H04N 009/47.

In December 2002 the Canadian Venture Exchange (now the TSX-V) advised Mr. Tetterington that he would not be allowed to serve as a Director or Officer of an `Exchange Listed Company' based upon Canadian Venture Policy 3.1- Section 2.4
(m) which states that "The following Persons cannot serve as directors or officers of an Issuer: (m) any Person that the Exchange advises is unacceptable to serve as a director or senior officer of an Issuer."

Mr. Tetterington's term as an Officer and Director will expire our filing applications with NASD to have our securities quoted on a trading forum.

Mr. Martti Vallila

Mr. Martti Vallila is our Chief Financial Officer and a Director. Mr. Martti Vallila holds a BA from Stanford University and an MBA from the University of Chicago.

During his 15-year career, Mr. Vallila has held international executive and marketing positions with International Business Machines (IBM). Mr. Vallila is also the founder and President of Virtual Pro since 1993. Virtual Pro is currently a start-up company whose purpose is to acquire technology from inventors and enter the technology into the marketplace.

He has established long-term relationships with North American and Russian technology companies under the Initiatives for Proliferation Prevention (IPP). IPP is a nonproliferation program of the National Nuclear Security Administration at the U.S. Department of Energy. The IPP mission is to enhance U.S. national security by engaging former Soviet Union (FSU) scientists, engineers and technicians currently or formerly involved with weapons of mass destruction in peaceful and sustainable commercial pursuits.

Mr. Vallila is a resident of California where he is able to assist us in our financial and capital affairs. Mr. Vallila assists in the overview of our financial affairs, but is not engaged with us full-time.

Mr. Francisco Schipperheijn

Mr. Francisco Schipperheijn serves as one of our Directors. He has experience in Technology development from when he developed a UNIX based POS distribution software system that included the development of a global music database representing the US, Canadian, Australian, German, UK and Japanese major and Independent Record labels.

In 1999, Mr. Francisco Schipperheijn founded 'Internet Service Brokers, Inc.,' a company that designed custom web sites, and built Canada's first online backup utility Backup 2000, later renamed Backup Manager. He also founded and currently works with CBN21.com, an Internet traffic and transaction hub that ports Internet content on 600 domains.

Mr. Victor Vertoprakhov

Mr. Victor Vertoprakhov serves as our Chief Science Officer. Mr. Victor Vertoprakhov has a Diploma Degree (equivalent to PhD) from Tomsk State University of Tomsk, Russia in 1978.

He specializes in Optical and Optical-electric Systems and has been employed full-time with Optics Engineer (Research) of the Semiconductor Technologies & Instruments Pte Ltd, Singapore since 2001. From 1997 until 2001, he was the senior scientific researcher of The Technological Design Institute of Scientific Instrument Engineering, Siberian Branch of the Russian Academy of Sciences (SB
RAS), Novosibirsk.

Mr. Victor Vertoprakhov has been granted one patent in the United States related to a 3D laser distance and capture system with applications into holographic display technologies. Mr. Victor Vertoprakhov is the inventor of this patent number 10,213,807.

Mr. Victor Vertoprakhov currently resides in Singapore and assists with the laser physics required by the Company technology.

Mr. Nan Liu

Mr. Nan Liu serves as our Chief Electronics Engineer. Mr. Liu is an Electronic Engineer, graduating from University in the mainland of China in 1978. He immigrated to Canada and was the lead engineer with Tetratel Inc, where he was in charge of the electronic design and manufacturing of the EyeFX 3D computer and television systems.

Mr. Liu has been granted co-patent rights with Mr. Tetterington to a 3D display technology related to television viewing. Mr. Liu and Mr. Tetterington are co-patent inventors of U.S. Current Class 348/51 and 348/53.

Mr. Liu has over 10 years of experience in electronic design, prototyping, engineering, and manufacturing within the electronics fields, and 6 years of experience specifically in 3D technologies. From May of 1998, Mr. Liu worked with LED Smart Inc., a custom electronics design firm. He also worked with Tetratel as a contractorfor LED for projects with Tetratel Inc. on 3D electronics. He was hired by Tetratel as Chief Electronics Engineer in 1999 where he worked until late 2002, when he was hired by 11 Engineering Ltd as an electronics engineer.

Mr. Liu is a resident of Edmonton, Canada and maintains residence there.

Other Assistance:

We rely on additional assistance such as consultants for specialty matters in securities, electronics, engineering, part procurement, accounting and legal professions.

Mr. Richard Anslow is a promoter and former owner of our predecessor, Segway VI Corp. He has not been involved in any legal proceedings that would hinder his abilities in this capacity. Mr. Tetterington and Mr. Schipperheijn purchased 1,999,000 of Mr. Anslow's 2,000,000 shares on August 5, 2003 for a transaction value of $3,998. Mr. Anslow, of the law firm Anslow & Jaclin, LLP, is our current legal counsel.

                               BOARD OF DIRECTORS

The board of directors consists of three directors as stated above.

                                BOARD COMMITTEES

We have not yet established a Compensation Committee. However, it is anticipated that The Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the Common Shares will be used in order to make an employee's compensation consistent with shareholders' gains.

It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.

In August 2003, our Board of Directors created an Audit Committee, which is comprised of Ken Tetterington, Francisco Schipperheijn and Martti Vallila. The Audit Committee is charged with reviewing the following matters and advising and consulting with the entire Board of Directors with respect thereto: (i) the preparation of our annual financial statements in collaboration with our independent accountants; (ii) annual review of our financial statements and annual report; and (iii) all contracts between us and our officers, directors and other affiliates.

The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the entire Board of Directors relating to the foregoing or other matters; however, our senior management, recognizing their own fiduciary duty to us and our stockholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lack of Market for Our Common Stock

There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.
Holders of Our Common Stock

As of the date of this prospectus, we had 66 registered shareholders.

Rule 144 Shares

As of the date of this prospectus, a total of 16,371,000 shares of our common stock are outstanding. As of August 12, 2003, a total of 12,000 shares of our common stock are available for resale to the public. Such shares are comprised of the 12,000 shares retainer by our founders which were acquired in April 2000. Such shares must be sold in accordance with the volume and trading limitations of Rule 144 of the Act. With respect to the 11,371,000 shares issued to our shareholders in the share exchange with Selectrics Corporation and the 4,988,000 shares of our common stock acquired by Mr. Tetterington and Mr. Schipperheijn from our founders such shares will be eligible for resale in August 2004, in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 163,710 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Notwithstanding same, our affiliates are subject to the volume limitations and trading limitations of Rule 144 regardless of how long they have held such shares.

Stock Option Grants

We have not granted stock options since our inception.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2003:

                          OPTION GRANTS IN FISCAL 2003
                             (INDIVIDUAL GRANTS)(1)

NAME     NUMBER OF               % OF TOTAL OPTIONS                   EXPIRATION
         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN   EXERCISE   DATE
         OPTIONS GRANTED         FISCAL 2001               PRICE

None

No Executive Officer held options during the previous fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2003 fiscal year end:

None

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                             EXECUTIVE COMPENSATION

Since inception, no Officer or Director has received compensation for services performed during the 2003 fiscal year end. The table outlines anticipated annual and long-term compensation, pending adequate funding or revenues, on an annualized basis for the 2004 fiscal year end, for our Executive Officers and for each of our other Directors whose compensation on an annualized basis exceeded $100,000 during fiscal 2003. All executive compensation is expected to be set by the Compensation Committee in accordance with general comparative industries.

                           SUMMARY COMPENSATION TABLE


             ANNUAL COMPENSATION                                    LONG TERM COMPENSATION
                                                    RESTRICTED    SECURITIES    OPTIONS
NAME AND PRINCIPAL  FISCAL   OTHER       ANNUAL          STOCK    UNDERLYING    (NO. OF      ALL OTHER
POSITION            YEAR     SALARY       BONUS   COMPENSATION     AWARDS       SHARES)   COMPENSATION
--------            ----     ------       -----   ------------     ------       -------   ------------
Ken Tetterington
President and
Director           2004     $97,000           0           0           0           0           0

Martti Vallila
CFO and
Director           2004     $45,000           0           0           0           0           0

Victor
Vertoprakhov
CSO                2004     $25,000           0           0           0           0           0

Nan Liu
CEE                2004     $32,000           0           0           0           0           0

Francisco
Schipperheijn      2004     $ 1,000           0           0           0           0           0


We do not have written employment agreements with any Officer or member of our Board of Directors. We have agreed to enter into employment agreements once adequate funding or product revenue has been realized to ensure annual salary obligations can be met and the Company has adequate working capital. In addition, we have agreed to pay each Director an annual fee of $1,000 for serving on our Board of Directors. In the future, our Compensation Committee will enter into negotiations with each respective Officer and Director to determine salaries on an annual basis and how much compensation our Officers and Director will receive.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 15, 2003, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our Directors, (3) each Named Executive Officer and (4) all of our Executive Officers and Directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.


NAME AND ADDRESS OF                 AMOUNT AND NATURE OF     PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP     OUTSTANDING SHARES

5% STOCKHOLDERS
Ken Tetterington                    9,331,000                57.00%
7627-83 Avenue,
Edmonton, Alberta,
T6C 1A2

Francisco Schipperheijn             5,666,000                34.61%
613 Cricket Court,
Edmonton, Alberta,
T6C 1A2

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Ken Tetterington                    9,331,000                57.00%
7627-83 Avenue,
Edmonton, Alberta,
T6C 1A2

Nan Liu                                     0                    0%
10150 - 100 Street, Suite 900
Edmonton, Alberta,
T5J 0P6

Francisco Schipperheijn             5,666,000                34.61%
613 Cricket Court,
Edmonton, Alberta,
T6C 1A2

Victor Vertoprakhov                         0                    0%
NEED ADDRESS

Martti Vallila                              0                    0%
504-7351 Halifax Street
Burnaby, BC
V5A 4N2

Officers and Directors             14,997,000                91.61%
as a Group

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

                              SELLING STOCKHOLDERS

The shares being offered for resale by the 64 selling stockholders consist of the shares held by our founders as well as the shares of common stock issued to sixty shareholders of Selectrics Corporation pursuant to the share exchange with between us and Selectrics. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. Other than as noted, none of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 15, 2003 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                      Shares of    Percent of     Shares of      Shares of
                                         common        Common        common         common
                                    Stock owned   Stock owned   stock to be    Stock owned
                                          prior      prior to          sold After offering
Name of selling stockholder      to offering(1)      offering                                   Percent(1)

Kenneth Tetterington                    100,000         0.61%       100,000              0               0
Francisco Schipperheijn                 100,000         0.61%       100,000              0               0
Richard Anslow (2)                        4,000         0.02%         4,000              0               0
Gregg Jaclin (2)                          4,000         0.02%         4,000              0               0
Kent Mackay (2)                           4,000         0.02%         4,000              0               0
Richard Balliant                        250,000         1.53%       250,000              0               0
Reg Kastelan                            250,000         1.53%       250,000              0               0
Robert Amico                            500,000         3.05%       500,000              0               0
Lorraine Anne Georgy                    250,000         1.53%       250,000              0               0
Thomas Hadley                             5,000         0.03%         5,000              0               0
Inga Glasow                               5,000         0.03%         5,000              0               0
Alison Turk                               5,000         0.03%         5,000              0               0
Lloyd Carlson                            10,000         0.06%        10,000              0               0
Harold Hall                               5,000         0.03%         5,000              0               0
Gary Mitchell Landry                      5,000         0.03%         5,000              0               0
Daud Ahmed                                5,000         0.03%         5,000              0               0
Shahid Ahmed                              5,000         0.03%         5,000              0               0
Duane Carlson                             1,000       > 0.01%         1,000              0               0
James Hilchie                             1,000       > 0.01%         1,000              0               0
Mark Tetterington                         5,000         0.03%         5,000              0               0
Danny Bray                                5,000         0.03%         5,000              0               0
Gregory Rusnak                            1,000       > 0.01%         1,000              0               0
Lisa Rusnak                               1,000       > 0.01%         1,000              0               0
Pat Rusnak                                1,000       > 0.01%         1,000              0               0
Natasha Rusnak                            1,000       > 0.01%         1,000              0               0
Terry Piasetsky                           5,000         0.03%         5,000              0               0
Debbie Plishka                            5,000         0.03%         5,000              0               0
Robin Lee                                 1,000       > 0.01%         1,000              0               0
Terry Bayliss                             1,000       > 0.01%         1,000              0               0
Brad Belke                                1,000       > 0.01%         1,000              0               0

                                       19

Greg Burghardt                            1,000       > 0.01%         1,000              0               0
Dave Burroughs                            1,000       > 0.01%         1,000              0               0
Mike Claerhout                            1,000       > 0.01%         1,000              0               0
Dennis Cote                               1,000       > 0.01%         1,000              0               0
Rosanne Creighton                         1,000       > 0.01%         1,000              0               0
Don S. Demich                             1,000       > 0.01%         1,000              0               0
Rodney Erickson                           1,000       > 0.01%         1,000              0               0
Kirk Jensen                               1,000       > 0.01%         1,000              0               0
Dave Joinson                              1,000       > 0.01%         1,000              0               0
Jim Kenyon                                1,000       > 0.01%         1,000              0               0
Dave King                                 1,000       > 0.01%         1,000              0               0
Ed Kostelyk                               1,000       > 0.01%         1,000              0               0
James Kuntz                               1,000       > 0.01%         1,000              0               0
Shelley Letourneau                        1,000       > 0.01%         1,000              0               0
Don Makowichuk                            1,000       > 0.01%         1,000              0               0
Shelley J. Martin                         1,000       > 0.01%         1,000              0               0
Susan McBeath                             1,000       > 0.01%         1,000              0               0
Joan McCargar                             1,000       > 0.01%         1,000              0               0
Mark Monson                               1,000       > 0.01%         1,000              0               0
James Morgan                              1,000       > 0.01%         1,000              0               0
Shawn Morgan                              1,000       > 0.01%         1,000              0               0
Joey Mouallem                             1,000       > 0.01%         1,000              0               0
Marty Proctor                             1,000       > 0.01%         1,000              0               0
Kevin Pydde                               1,000       > 0.01%         1,000              0               0
Simon Rivest                              1,000       > 0.01%         1,000              0               0
Richard Sak                               1,000       > 0.01%         1,000              0               0
Al Scheer                                 1,000       > 0.01%         1,000              0               0
Curtis Sparrow                            1,000       > 0.01%         1,000              0               0
Henri Tessier                             1,000       > 0.01%         1,000              0               0
Dale L. Tufts                             1,000       > 0.01%         1,000              0               0
Brian Zerb                                1,000       > 0.01%         1,000              0               0
Richard Wiest                             2,000         0.01%         2,000              0               0
Kathryn Blunderfield                      1,000       > 0.01%         1,000              0               0
Judy Rokevetsky                           1,000       > 0.01%         1,000              0               0
Victoria Paul                             1,000       > 0.01%         1,000              0               0
Gary Keep                                 2,000         0.01%         2,000              0               0

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2) Mr. MacKay, Mr. Anslow, and Mr. Jaclin owned shares in the original formation of Segway VI Corp. Mr. Tetterington and Mr. Schipperheijn executed the purchase of 4,997,000 shares of Segway VI from these prior owners on August 5, 2003. Mr. Anslow and Mr. Jaclin currently act as legal counsel to our business.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Tetterington and Mr. Schipperheijn, both current Directors, assigned to our wholly subsidiary, Selectrics Corporation, the LP technology for 10,000,000 Common Shares of Selectrics Corporation and related patent filing fees.

Mr. Tetterington assigned us the 3D Adapter technology for 50% of the cash value assigned to the technology by an independent study and the other 50% of the value paid in 5% royalties. An initial cash payment is payable for $50,000 as of the signing date.

Such related party transactions were on terms that were not more favorable than if agreed upon by a third party in an arms length transaction.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

                                     GENERAL

Our Articles of Incorporation authorize us to issue up to 100,000,000 Common Shares, $0.001 par value per common share. As of September 15, 2003 there were 16,371,000 shares of our common stock outstanding.

                                  COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the Directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

Liquidation Rights.

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the New Jersey Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights.

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights.

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There is no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A:3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the NJGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is American Registrar and Transfer Company, 342 East 900 South, Salt Lake City, Utah 84111. Its telephone number is (801) 363-9065.

                                  LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. Its telephone number is (732) 409-1212.

                                     EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Gately & Associates, LLC, Certified Public Accountants of Orlando, Florida, , as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             3DLP INTERNATIONAL INC.
                                 And Subsidiary
                          (a development stage company)

                              FINANCIAL STATEMENTS







                             AS OF DECEMBER 31, 2003

                             3DLP INTERNATIONAL INC.
                                 And Subsidiary
                          (a development stage company)

                     Financial Statements Table of Contents




FINANCIAL STATEMENTS                                                     Page #




Independent Auditors Report                                                   1


Balance Sheet                                                                 2


Statement of Operations and Retained Deficit                                  3


Statement of Stockholders Equity                                              4


Cash Flow Statement                                                           5


Notes to the Financial Statements                                           6-8

Gately & Associates, LLC
Certified Public Accountants
Altamonte Springs, FL


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


The Board of Directors 3DLP International Inc.
And Subsidiary
(a development stage company)

     We have audited the accompanying balance sheet of 3DLP International Inc. and Subsidiary (a development stage company) formerly known as Segway VI Corp. as of December 31, 2003 and the related statements of operations, stockholder's equity and cash flows from inception (June 24, 2003) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards as guided in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3DLP International Inc. and Subsidiary (a development stage company)as of December 31, 2003, and the statement of operations and cash flows from inception (June 24, 2003) through December 31, 2003, in conformity with generally accepted accounting principles as guided in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company is in the development stage and has not generated revenues. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Gately & Associates, LLC
March 16, 2004

                             3DLP INTERNATIONAL INC.
                                 And Subsidiary
                          (a development stage company)
                                  BALANCE SHEET
                             As of December 31, 2003



                                     ASSETS


CURRENT ASSETS                                                    December 31, 2003
        Cash                                                          $     741
        Receivable - Selectrics of Canada                                 6,961
        Employee advances                                                 1,837


                      TOTAL CURRENT ASSETS                                9,539


PROPERTY & EQUIPMENT

        Equipment                                                           488
        Accumulated Depreciation                                           (293)
                                                                      ---------

                      TOTAL PROPERTY AND EQUIPMENT                          195
                                                                      ---------

 TOTAL ASSETS                                                         $   9,734
                                                                      =========


                 LIABILITIES AND STOCKHOLDERS' EQUITY




CURRENT LIABILITIES

 Accounts payable                                                     $  15,000
 Shareholder loan                                                        26,751

                      TOTAL LIABILITIES                                  41,751

STOCKHOLDERS' EQUITY

  Preferred Stock - Par value $0.0001;
    20,000,000 shares authorized;
    none issued and outstanding                                               0

  Common Stock - par value $0.0001;
    100,000,000 shares authorized;
    16,371,000 shares issued and outstanding                              1,637

  Additional paid in capital                                            118,995

  Foreign currency translation adjustment                                   871

  Accumulated Deficit                                                  (153,520)
                                                                      ---------

  Total stockholders' equity                                            (32,017)
                                                                      ---------


      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $   9,734


   The accompanying notes are an integral part of these financial statements.

                             3DLP INTERNATIONAL INC.
                                 And Subsidiary
                          (a development stage company)
                             STATEMENT OF OPERATIONS
            from inception (June 24, 2003) through December 31, 2003


                                                                      From Inception through
                                                                        December 31, 2003

REVENUE                    Sales                                            $          0
                           Cost of sales                                               0

     GROSS PROFIT                                                                      0

     GENERAL AND ADMINISTRATIVE EXPENSES                                          44,746
     RESEARCH AND DEVELOPMENT COSTS                                              108,452

     OPERATING INCOME (LOSS)                                                    (153,198)

     INTEREST (EXPENSE)                                                             (322)
                                                                            -------------

     NET INCOME (LOSS)                                                          (153,520)

     ACCUMULATED DEFICIT, BEGINNING BALANCE                                           (0)
                                                                            -------------

     ACCUMULATED DEFICIT, ENDING BALANCE                                    $   (153,520)
                                                                            =============

NET EARNINGS PER SHARE

         Basic and Diluted
         Net loss per share                                                         (.02)

Basic and Diluted Weighted Average
    Number of Common Shares Outstanding                                        6,821,250




   The accompanying notes are an integral part of these financial statements.

                             3DLP INTERNATIONAL INC.
                                 And Subsidiary
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
             From inception (June 24, 2003)through December 31, 2003


                                                                     FOREIGN
                                                       ADDITIONAL    CURRENCY
                                            COMMON      PAID IN    TRANSLATION   ACCUMULATED
                               SHARES       STOCK       CAPITAL     ADJUSTMENT     DEFICIT        TOTAL
                           -------------  ---------   -----------  -----------  ------------  ------------
  Shares issued in exchange
  of stock for acquisition
  of subsidiary on August
  15, 2003 for $0.01 per share
  on a one-for-one exchange
  of 11,371,000 common shares
  are as follows:

  Stock issued for the        15,000,000       1,500       100,582                                  102,082
  purchase of research,
  technology and applied
  for patents for a
  value of $0.01 per share
  on July 7, 2003.

  Stock issued for cash        1,250,000         125        12,375                                   12,500
  on July 3, 2003 for $0.01
  per share.

  Stock issued for cash          121,000          12         6,038                                    6,050
  on July 18, 2003 for $0.05
  per share.

Foreign currency translation
  adjustment                                                                 871

Net loss                                                                     871      (153,520)    (138,475)
                              -------------  ---------  -----------  ------------  ------------  -----------

Total, December 31, 2003       16,371,000    $   1,637  $  118,995   $       871   $  (153,520)   $ (17,843)
                              =============  =========  ===========  ============  ============   ==========

   The accompanying notes are an integral part of these financial statements.

                             3DLP INTERNATIONAL INC.
                                 And Subsidiary
                          (a development stage company)
                             STATEMENT OF CASH FLOWS
             from inception (June 24, 2003 through December 31, 2003



                                                                           From Inception Through
CASH FLOWS FROM OPERATING ACTIVITIES                                         December 31, 2003
        Net income (loss)                                                      $  (153,520)
             Research costs acquired with stock                                    102,082
        Acquisition recapitalization adjustment to capital                           2,889
       (Increase) Decrease in receivable - Selectrics                               (6,961)
       (Increase) Decrease in employee advance                                      (1,837)
             Increase (Decrease) in accounts payable                                15,000
                                                                               -------------

    NET CASH PROVIDED OR (USED) IN OPERATIONS                                      (42,347)
                                                                               -------------
CASH FLOWS FROM INVESTING ACTIVITIES

        Cash paid for equipment                                                       (488)
                                                                               -------------

                                                                                      (488)
                                                                               -------------

CASH FLOWS FROM FINANCING ACTIVITIES

        Proceeds from loan from stockholder                                          26,751
        Proceeds from issuance of common stock                                       18,550
                                                                                -------------

                                                                                     43,301

CASH RECONCILIATION

        Net increase (decrease) in cash                                                 466
        Beginning cash balance                                                            0
                                                                                 ------------

CASH BALANCE, December 31, 2003                                                $        466
                                                                                 ============





   The accompanying notes are an integral part of these financial statements.

                             3DLP INTERNATIONAL INC.
                                 And Subsidiary
                          (a development stage company)
                      FOOTNOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



1. Summary of significant accounting policies:

Industry - 3DLP International Inc., (the Company), was incorporated in the state of New Jersey on April 6, 2000 and has adopted December 31 as its fiscal year end. On August 13, 2003, the Company filed an amendment to the Certificate of Incorporation to change the name of the Company from Segway VI Corp. to read as 3DLP International Inc. On August 15, 2003, the Company acquired in a common stock, one-for-one, share exchange Selectrics Corporation, (the Subsidiary), a company incorporated in the State of Delaware on June 24, 2003 which has adopted December 31 as its fiscal year end. The Subsidiary is an electronics hardware development company involved in the development of visual display technologies. The Company is considered to be in the development stage (a development stage company) since it is devoting substantially all of its efforts to establishing new technology.

The Accounting Acquirer - Prior to this transaction, the Company was a non-operating corporation with nominal assets. The owners and management of the Selectrics Corporation, (the Subsidiary), a private operating company, have operating control of the Company as a result of the transaction. Therefore, this transaction is a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by a private company for the net monetary assets of the public corporation, accompanied by re-capitalization. The accounting is identical to that resulting from a reverse acquisition, except no goodwill or other intangible asset are recorded. Because Selectrics Corporation is essentially then treated as the acquirer for accounting purposes, the equity accounts are adjusted for the share exchange and carried forward. Prior accumulated deficits of the Company are adjusted to additional paid in capital therefore carrying forward the accumulated deficit or earnings of Selectrics Corporation As such, the financial statements for the periods prior to the merger are those of Selectrics Corporation.

Results of Operations, Liquidity, Capital Resources and Going Concern - The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage company, is considered to be an ongoing entity. The Company's shareholders may fund, at their discretion, any shortfalls in the Company's cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in accordance with generally accepted accounting principles.

Research and Development costs - Research and Development costs are expensed as incurred in accordance with generally accepted accounting principles. Costs in association with the development of a patented technology when computer software is developed will be capitalized when technological feasibility is established in accordance with financial accounting standard No. 86

Income Taxes - The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments - The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Foreign Currency Translation Adjustments - The Company applies Financial Accounting Standard No. 52, Foreign Currency Translation. The Company applies this standard for translation of foreign currency financial statements for the purposes of consolidation. This standard is also applied to accounting for and reporting foreign currency transactions.

Concentrations of Credit Risk - Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions:

On July 7, 2003, the Subsidiary, in a purchase agreement and a patent assignment agreement, acquired from Mr. Ken Tetterington (a Company Officer) and Mr. Francisco Schipperheijn two patent applications as described in draft United States Provisional Patent Application, an internet domain and uncompleted hardware for certain considerations and restrictions including the issuance of 10,000,000 common shares of stock in the Subsidiary. The amount paid represents the purchase of applied for patents and the research and development materials and labor hours associated with the applied for patents. The value of the stock issued was expensed by the Company as research and development costs.

Partners in the Company's securities law firm, Anslow and Jaclin, LLP, were the original incorporators of the Company and remain as shareholders in the Company. The firm continues to perform services for the Company.

From time-to-time shareholders may advance the Company its working capital needs.

The major shareholder of the Company also owns an interest in another company, Selectrics of Canada, of which the Company has loaned $6,961 as of year end.

The Company has also employee advances of $1,836 as of year end.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Foreign Currency Translation Adjustments:

The Company operates a research and development facility in Canada. The Company uses Canadian currency to operate this facility and prepares financial statements for this facility in that currency. These statements have been translated in accordance with Generally Accepted Accounting Principles, FAS -
52. The translation adjustments our shown as part Stockholders' Equity and do not effect the Company's revenue and expense. The Company had $871 in translation adjustments for the period ending December 31, 2003. Transaction gains and losses are shown as revenue or expense by the Company in the Statement of Operations. During the period ending December 31, 2003, the Company had no transaction gains or losses.

7. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

8. Operating and Capital Lease Agreements:

The Company has no agreements at this time.

9. Stockholder's Equity:

COMMON STOCK:

The Company has authorized 100,000,000 shares of Common Stock with a par value of $0.0001.

On April 19, 2000, the Company issued for $500 cash 4,000,000 shares of Common Stock with a par value of $0.0001 and a per share value of $0.000125.

On August 4, 2000, the Company issued for $125 cash 1,000,000 shares of Common Stock with a par value of $0.0001 and a per share value of $0.000125.

During the year 2001, the Company's shareholders contributed additional paid-in-capital in the amount of $300.

On April 24, 2001, the Company issued 5,000,000 shares of Common Stock for a stock subscription receivable in the amount of $2,000 for a per share value of $0.0004. Subsequently to the issuance, it was determined that the shares were to be returned to treasury, cancelled and the amount contributed to capital would be accounted for as additional paid-in-capital.

On August 5, 2003, in a private transaction, a change in control of the Company occurred through the acquisition of the majority of Common Shares issued and outstanding of the Company.

On August 15, 2003, the Company authorized and approved the acquisition of Selectrics Corporation (the Subsidiary), a wholly owned subsidiary, in an exchange of 11,371,000 Common Shares, all of the outstanding shares of stock of the Subsidiary on a one-for-one basis with the Company for a value of $121,882, or $0.01 per share.

PREFERRED STOCK:

The Company has also authorized 20,000,000 shares of preferred stock at a par value of $0.0001, none of which have been issued.

10. The Subsidiary:

On June 24, 2003, Selectrics Corporation, the Subsidiary, was incorporated in the State of Delaware. The Subsidiary has authorized 100,000,000 common shares of stock with no par value.

On July 7, 2003, the Subsidiary issued 10,000,000 shares of its Common Stock for the acquisition of technology and applied patent assignments for a value of $103,332, or $0.01 per share. The value of this transaction was expensed as research and development costs in accordance with generally accepted accounting principles.

On July 1, 2003, the Subsidiary authorized the issuance of 1,250,000 Common Shares of stock to be issued from the Subsidiary's treasury in the form of a private placement offering at a price of $0.01 per share. The Subsidiary's management believes this offering to be exempt under the U.S. Securities Act of 1933. On July 3, 2003, the Subsidiary issued 1,250,000 Common Shares of stock to four shareholders for a total of $12,500, or $0.01 per share.

On July 18, 2003, the Subsidiary authorized the issuance of 250,000 Common Shares of stock to be issued from the Subsidiary's treasury in the form of a private placement offering at a price of $0.05 per share. The Subsidiary's management believes this offering to be exempt under the U.S. Securities Act of 1933. During August of 2003, the Subsidiary issued 121,000 Common Shares of stock for a total of $6,050, or $0.05 per share.

On August 15, 2003, the Subsidiary authorized and approved itself in becoming a wholly owned subsidiary of the Company in an exchange of 11,371,000 Common Shares, all of the outstanding shares, of stock on a one-for-one basis with the Company for a value of $121,882, or $0.01 per share.

11. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. In a non-cash issuance of common shares, the Company issued shares of stock for the purchase research and development costs that were expensed by the Company for a value of $103,332.

12. Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

13. Litigation, Claims and Assessments:

From time to time in the normal course of business the Company may be involved in litigation. The Company's management has determined that there are no asserted or unasserted claims that they are aware of at this time.

14. Contracts, Agreements and Contingent Liabilities:

On June 20, 2003, the Subsidiary entered into a consulting agreement with Weston Capital Partners Ltd. whereby Weston Capital Partners Ltd. will assist, consult and advise the Subsidiary for a term of six months on every part of the process in getting the Subsidiary listed on the OTC.BB exchange. Consideration for these services are a monthly fee of $1,000 per month for six months beginning June 15, 2003.

On July 7, 2003, the Subsidiary acquired technology and patent assignments from Mr. Ken Tetterington (an Officer of the Company) and Mr. Francisco Schipperheijn for a value of $103,332. The Subsidiary agreed to (a) Immediately pay past patent fees and to continue to maintain in good standing, all present and future costs, associated directly or indirectly with the patent applications and the represented technology development. (B) Maintain professional records of the patent applications and to inform and allow access by the vendor to all activities related to documentation and filings of the patent applications. (C) Not to sell the patents or the Technology in any way without the express written consent of the inventor. The assignment agreement is not transferable or salable by the purchaser in any way without the signed written agreement from the vendor. (D) The Patent applications shall be vended from the vendor to the purchaser for the sum of 10,000,000 Common Shares of the Subsidiary as consideration upon all conditions outlined herein fully executed. And (e) If the purchaser goes bankrupt, changes business, becomes insolvent or is unable to carry on business the Purchaser agrees that the Patents will be forthwith immediately be returned to the vendor, without conditions or costs.

                             3DLP INTERNATIONAL INC.

                         1,574,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                  September 15, 2003

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 14A:3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our Certificate of Incorporation provides that the we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the NJBCL. Our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the NJBCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange                      $    100
Commission registration fee
Legal fees and expenses (1)                  $ 12,500
Accounting fees and                          $  2,500
expenses (1)

Miscellaneous (1)                            $  5,000
Total (1)                                    $ 20,100


(1) Estimated.

Item 26.   RECENT SALES OF UNREGISTERED SECURITIES.

We were incorporated in the State of New Jersey on April 6, 2000 and 4,000,000 shares were issued to Richard Anslow and 1,000,000 shares were issued to Gregg Jaclin in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2003, we issued a total of 11,371,000 shares of our common stock to 62 Acrredited or sophisticated shareholders pursuant to Stock Purchase Agreement and share exchange with Selectrics, Inc. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Ken Tetterington           6,000,000
Francisco Schipperheijn    4,000,000
Richard Balliant           250,000
Reg Kastelan               250,000
Robert Amico               500,000
Lorraine Anne Georgy       250,000
Thomas Hadley              5,000
Inga Glasow                5,000
Alison Turk                5,000
Lloyd Carlson              10,000
Harold Hall                5,000
Gary Mitchell Landry       5,000
Daud Ahmed                 5,000
Shahid Ahmed               5,000
Duane Carlson              1,000
James Hilchie              1,000
Mark Tetterington          5,000
Danny Bray                 5,000
Gregory Rusnak             1,000
Lisa Rusnak                1,000
Pat Rusnak                 1,000
Natasha Rusnak             1,000
Terry Piasetsky            5,000
Debbie Plishka             5,000
Robin Lee                  1,000
Terry Bayliss              1,000
Brad Belke                 1,000
Greg Burghard              1,000
Dave Burroughs             1,000
Mike Claerhout             1,000
Dennis Cote                1,000
Rosanne Creighton          1,000
Don S. Demich              1,000
Rodney Erickson            1,000
Kirk Jensen                1,000
Dave Joinson               1,000

Jim Kenyon                 1,000
Dave King                  1,000
Ed Kostelyk                1,000
James Kuntz                1,000
Shelley Letourneau         1,000
Don Makowichuk             1,000
Shelley J. Martin          1,000
Susan McBeath              1,000
Joan McCargar              1,000
Mark Monson                1,000
James Morgan               1,000
Shawn Morgan               1,000
Joey Mouallem              1,000
Marty Proctor              1,000
Kevin Pydde                1,000
Simon Rivest               1,000
Richard Sak                1,000
Al Scheer                  1,000
Curtis Sparrow             1,000
Henri Tessier              1,000
Dale L. Tufts              1,000
Brian Zerb                 1,000
Richard Wiest              2,000
Kathryn Blunderfield       1,000
Judy Rokevetsky            1,000
Victoria Paul              1,000
Gary Keep                  2,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT    DESCRIPTION


3.1        Certificate of Incorporation of 3DLP International Inc. and
           Amendments

3.2        By-laws of 3DLP International, Inc.

5.1        Opinion of Anslow & Jaclin LLP

10.1       Agreement between 3DLP International, Inc. and Selectrics Corp.

10.2       Patent Assignments between 3DLP International, Inc. and Mr. Ken
           Tetterington

23.1       Consent of Gately & Associates

23.2       Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on page II-6 of the registration statement)

* Filed with the original SB-2 Registration Statement filed with the SEC on September 18, 2003.

Item 28.   UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, State of Alberta, on the 23rd day of March, 2004.

                     3DLP INTERNATIONAL INC.

                     By: /s/  Ken Tetterington
                     -------------------------------
                         KEN TETTERINGTON
                         PRESIDENT, CHIEF EXECUTIVE
                         OFFICER, AND SECRETARY

                                POWER OF ATTORNEY

The undersigned directors and officers of 3DLP International Inc. hereby constitute and appoint Ken Tetterington, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


By: /s/ Ken Tetterington              President, CEO              Dated: March 23, 2004
---------------------------------     Secretary and Director
        Ken Tetterington

By: /s/ Nan Liu                       Chief Electronics Officer   Dated: March 23, 2004
---------------------------------
        Nan Liu

By: /s/ Victor Vertoprakhov           Chief Science Officer       Dated: March 23, 2004
---------------------------------
        Victor Vertoprakhov

By: /s/ Martti Vallila                CFO/Director                Dated: March 23, 2004
---------------------------------
        Martti Vallila

By: /s/ Francisco Schipperheijn       Director                    Dated: March 23, 2004
---------------------------------
        Francisco Schipperheijn
